UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2011

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2011, Marchex, Inc. (“Marchex”) entered into a merger agreement to acquire privately held Jingle Networks, Inc. (“Jingle”), a provider of mobile voice search performance advertising and technology solutions in North America (the “Merger Agreement”). The consideration payable in connection with the merger to Jingle’s stockholders consists of (A) at closing (i) $16.7 million in cash, net of cash acquired, and 1,019,103 shares of Marchex Class B common stock, $0.01 par value per share, and (B) following the closing (i) $18.0 million on the first anniversary of the Closing, and (ii) $18.0 million on the eighteenth (18) month anniversary of the Closing (both such payments, the “Future Consideration”), with the Future Consideration payable in either cash or shares of Marchex Class B common stock or some combination thereof, with such allocation to be determined by Marchex as set forth in the Merger Agreement; provided, however, that in the event Marchex elects to make one or both payments of Future Consideration in whole or in part by the issuance of shares of Class B common stock, the amount payable in shares of Class B common stock shall be increased by five percent (5%). The merger closed on April 7, 2011.

The Merger Agreement contains customary representations and warranties and requires the Jingle stockholders to indemnify Marchex for certain liabilities arising under the Merger Agreement, subject to certain limitations and conditions. Marchex has the right to offset the Future Consideration payable under the Merger Agreement to satisfy the indemnification and other obligations under the Merger Agreement of the Jingle stockholders. Marchex has also agreed to file a registration statement to register the shares of Class B common stock issued at closing and any shares of Class B common stock issued as Future Consideration on a Form S-3 within thirty (30) days of the closing or future issuance, as applicable.

The above summary is qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed as an exhibit to Marchex’s next applicable periodic report or registration statement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 11, 2011, Marchex issued a press release announcing the closing of the Jingle acquisition. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Attached to this Current Report on Form 8-K as Exhibit 99.2 is a slide presentation (the “Investor Presentation”) with respect to the Jingle acquisition which is also available on Marchex’s website, www.marchex.com.

The information in this Item 7.01 and Item 9.01(d) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this Current Report on Form 8-K regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in Marchex’s filings with the Securities and Exchange Commission including but not limited to the risks discussed under Item 1A “Risk Factors” in Marchex’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as our other SEC filings. Marchex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements for Business Acquired

The financial information required to be filed with respect to the acquired business described in Item 2.01 has not been filed with this initial Current Report on Form 8-K. Instead, the required financial information will be filed by amendment not later than 71 calendar days after the due date for the initial filing of this report with the Securities and Exchange Commission, as permitted by Item 9.01(a)(4) of Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed with respect to the acquired business described in Item 2.01 has not been filed on this initial Current Report on Form 8-K. Instead, the required pro forma financial information will be filed by amendment not later than 71 calendar days after the due date for the initial filing of this report with the Securities and Exchange Commission, as permitted by Item 9.01(b)(2) of Form 8-K.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Marchex, dated April 11, 2011.
99.2	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 11, 2011	MARCHEX, INC.

		By:	/s/ Russell C. Horowitz
		Name:	Russell C. Horowitz
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Marchex, dated April 11, 2011.
99.2	Investor Presentation.